UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2025 (March 17, 2025)

SIRIUS XM HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34295	93-4680139
(State or Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, 35th Fl., New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 584-5100

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	SIRI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Anjali Sud to Board of Directors

On March 19, 2025, the Board of Directors (the “Board of Directors”) of Sirius XM Holdings. Inc. (the “Company”) unanimously appointed Anjali Sud to the Board of Directors, effective as of March 31, 2025. Ms. Sud is being appointed to the Board of Directors to fill the vacancy created by the resignation of James E. Meyer, our Vice Chairman and a member of the Board of Directors. Ms. Sud will serve as a Class II director and is expected to stand for reelection at our 2026 Annual Meeting of Stockholders. The Board of Directors has determined that Ms. Sud satisfies the definition of an “independent director” under the Nasdaq listing standards and our Corporate Governance Guidelines.

Ms. Sud has been the Chief Executive Officer of Tubi, Inc., a subsidiary of the Fox Corporation that provides free ad-supported TV streaming service in the United States, since September 2023. Prior to that time, from July 2017 to August 2023, Ms. Sud served as the Chief Executive Officer of Vimeo, Inc., a provider of cloud-based software tools that enable creative professionals, marketers and enterprises to stream, host, distribute and monetize videos online and across devices. She also served on Vimeo’s board of directors from May 2021 to August 2023. Prior to that, Ms. Sud held various positions at Vimeo since July 2014, before being promoted to Chief Executive Officer in July 2017. Before Vimeo, Ms. Sud served in various positions at Amazon.com, Inc. from 2010 to 2014, most recently as Director of Marketing. Ms. Sud serves on the Board of Directors of Dolby Laboratories, Inc. and Change.org.

As the Chief Executive Officer of Tubi and having served in executive positions in other technology and media companies, Ms. Sud brings extensive knowledge of the technology industry and operational experience to the boardroom, including an understanding of the operational, financial and strategic issues facing audio-visual content creators and streaming service providers. In addition, through her prior role as Director of Marketing at Amazon, Ms. Sud brings valuable business and marketing insight and experience to our Board.

The Board of Directors has named Ms. Sud to serve on the Nominating, Environmental, Social and Governance Committee of our Board of Directors.

Ms. Sud will be eligible to receive compensation for her service on the Board of Directors consistent with that provided to all non-employee directors, which is described under the caption “Election of Directors – Director Compensation” in our definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 8, 2024, as adjusted by the Board of Directors from time to time.

There was no arrangement or understanding between Ms. Sud and any other person with respect to her appointment to the Board of Directors. In addition, there have been no transactions involving Ms. Sud that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Resignation of Director

On March 17, 2025, James E. Meyer resigned as a member of our Board of Directors. The decision of Mr. Meyer to resign was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

Item 7.01.	Regulation FD Disclosure.

On March 20, 2025, we issued a press release announcing Ms. Sud’s appointment and the resignation of Mr. Meyer. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by this reference.

The information contained in this item, including that incorporated by reference, is being furnished to the Securities and Exchange Commission (the “SEC”). Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01.	Statements and Exhibits

(d)                     Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release dated March 20, 2025

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIRIUS XM HOLDINGS INC.

By:	/s/ Richard N. Baer
Richard N. Baer
Executive Vice President, General Counsel and Secretary

Dated: March 20, 2025

4